CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 1, 2013, with respect to the consolidated financial statements of LTN Staffing, LLC and Subsidiaries d/b/a BG Staffing contained in the Registration Statement and Prospectus of BG Staffing, Inc. We consent to the use of the aforementioned report in the Registration Statement and Prospectus of BG Staffing, Inc., and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Dallas, Texas

November 4, 2013